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                                                EXHIBIT 23.2




CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Apria Healthcare Group Inc. 1997 Stock Incentive Plan of our report dated March 11, 1998 (except for the second paragraph of Note 12, as to which the date is April 9, 1998), with respect to the 1997 consolidated financial statements and schedule of Apria
Healthcare Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                           /s/ Ernst & Young LLP
                           Orange County, California
                           October 15, 1999